UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2020 (January 29, 2020)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 1.01	Entry Into a Material Definitive Agreement.

On January 29, 2020, ClearOne, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Note Purchase Agreement dated December 8, 2019 by and between the Company and Edward D. Bagley (the “Note Purchase Agreement”) pursuant to which Mr. Bagley agreed to purchase $3,000,000 of secured convertible notes of the Company (the “Notes”) and warrants to purchase 340,909 shares of the Company’s common stock, par value $0.001 per share (the “Warrants”), in a private placement transaction that was completed on December 17, 2019.

The Amendment amends the Note Purchase Agreement to clarify that the Notes were issued with an original issue discount of one and one-half percent (1.5%), or $45,000, as contemplated by the tax treatment provisions of Section 3.5 of the Note Purchase Agreement. All other terms and conditions of the Note Purchase Agreement, Notes and Warrants remain in full force and effect.

The foregoing description of the NPA Amendment is a summary only and is qualified in its entirety by reference to the complete text of the NPA Amendment, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

10.1	First Amendment dated January 29, 2020 by and between ClearOne, Inc. and Edward D. Bagley to the Note Purchase Agreement dated December 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: February 3, 2020	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	First Amendment dated January 29, 2020 by and between ClearOne, Inc. and Edward D. Bagley to the Note Purchase Agreement dated December 8, 2019.